UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2015

HAMILTON BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland	21286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 823-4510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 15, 2015, Hamilton Bancorp, Inc. (“Hamilton Bancorp”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Hamilton Bancorp, Hamilton Acquisition Corp. (a wholly owned subsidiary of Hamilton Bancorp) and Fairmount Bancorp, Inc. (“Fairmount Bancorp”), pursuant to which, among other things, Fairmount Bancorp will merge with and into Hamilton Bancorp, with Hamilton Bancorp as the surviving entity, and immediately thereafter, Fairmount Bank will be merged with and into Hamilton Bank with Hamilton Bank as the surviving bank (collectively, the “Merger”).

Under the terms of the Merger Agreement, stockholders of Fairmount Bancorp will receive a cash payment equal to thirty dollars ($30.00) for each share of Fairmount Bancorp common stock, or an aggregate of approximately $15.4 million.

The transaction has been approved by the Board of Directors of each company and is expected to close in the third quarter of 2015. Completion of the Merger is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of Fairmount Bancorp’s stockholders.

The directors and executive officers of Fairmount Bancorp have agreed to vote their shares in favor of the approval of the Merger Agreement at the stockholders’ meeting to be held to vote on the proposed transaction. If the Merger is not consummated under certain circumstances, Fairmount Bancorp has agreed to pay Hamilton Bancorp a termination fee of $650,000.

The Merger Agreement also contains usual and customary representations and warranties that Hamilton Bancorp and Fairmount Bancorp made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Hamilton Bancorp and Fairmount Bancorp, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between Hamilton Bancorp and Fairmount Bancorp rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety. A copy of a press release dated April 16, 2015, announcing the Merger is included as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,”

“expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the companies operate, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Readers are advised that the factors listed above could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger dated as of April 15, 2015 by and among Hamilton Bancorp, Inc., Hamilton Acquisition Corp. and Fairmount Bancorp, Inc.

99.1	Press Release, dated April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: April 16, 2015	By:	/s/ Robert A. DeAlmeida
Robert A. DeAlmeida
President and Chief Executive Officer